Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NeuroBo Pharmaceuticals, Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement[s] on Form S-3(No. 333-252412, 333-220315, 333-217296 and 333-256135) and Form S-8 (No. 333-237535, 333-232667, 333-225435, 333-222675, 333-213946 and 333-213014) of NeuroBo Pharmaceuticals, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Boston, Massachusetts

March 31, 2022